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                                                                   EXHIBIT 10.12

                        BENEFIT FINANCIAL SERVICES, INC.

                              EMPLOYMENT AGREEMENT

                                 April 11, 1997

                               (J. Malcolm Massey)


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 11th day of April, 1997 (the "Effective Date"), by and between Benefit Financial Services, Inc., an Alabama corporation (the "Company") and J. Malcolm Massey (the "Employee").

         WHEREAS, the Employee has heretofore been employed by Pension & Benefit Financial Services, Inc. ("Pension Benefit") and is experienced in all phases of the planning, designing, implementation and administration of employee benefit plans; and

         WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Company and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is hereby employed as the President and Chief Executive Officer of the Company. The Employee shall render such administrative and management services for the Company as were rendered at Pension Benefit and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board of Directors of the Company ("Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

         2.       Compensation.

                  (a) The Company agrees to pay the Employee during the term of this Agreement a salary at the rate of One Hundred Thirty Thousand Dollars ($130,000) per annum, payable in cash not less frequently than monthly (the "Base Salary");

                  (b) In further consideration of Employee's services, Employee shall receive Fifteen Thousand Five Hundred Twelve (15,512) shares (the "Compensatory Shares") of $.01 par value Common Stock of SouthFirst Bancshares, Inc. (the "Corporation"), vesting at the rate of one-fifteenth (1/15) per year beginning on April 11, 1997 and each annual anniversary of that date until April 11, 2012. The Compensatory Shares shall be issued on April 11, 1997 but remain subject to the fifteen year vesting schedule referenced in the preceding sentence; and



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                  (c)      The Company further agrees to furnish the Employee
a mutually acceptable automobile. The cost of maintenance, fuel, insurance and upkeep to be borne by the Company.

         3.       Earnings and Distribution of Compensatory Shares; Voting
Rights.

                  (a)      Compensatory Shares; Forfeitures.

                           (1)   General Rules.  Unless the Company shall
specifically state to the contrary at the time Compensatory Shares are awarded (the "Compensatory Share Award"), Compensatory Shares subject to a Compensatory Share Award shall be earned and non-forfeitable by the Employee at the rate of one-fifteenth per year until April 11, 2012.

                           (2)   Exception for Terminations Due to Death or
Disability. Notwithstanding the general rule contained in Section 3(a)(1) above, all Compensatory Shares subject to a Compensatory Share Award held by the Employee whose service with the Company terminates due to death or disability (as determined by the Company), shall be deemed earned as of the Employee's last day of service with the Company and shall be distributed as soon as practicable thereafter.

                           (3)   Exception for a Change in Control.
Notwithstanding the general rule contained in Section 3(a)(1) above, all Compensatory Shares subject to a Compensatory Share Award held by the Employee shall be deemed to be immediately 100% earned and non forfeitable in the event of a "change in control" of the Company and shall be distributed as soon as practicable thereafter. For purposes of this paragraph, "change in control" shall mean the occurrence of any one of the following events: (1) a change in the ownership, holding or power to vote more than 25% of the Company's voting stock, (2) a change in the ownership or possession of the ability to control the election of a majority of the Company's directors, (3) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (except in the case of (1), (2) and (3) hereof, ownership or control of the Company or its directors by SouthFirst Bancshares, Inc. (the "Corporation") itself shall not constitute a "change in control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Corporation (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of such Board of Directors was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Company as to whether a change in control has occurred shall be conclusive and binding.

                           (4)   Discretionary Acceleration of Vesting.  In its
sole and absolute discretion, the Company may at any time, with respect to the Employee, accelerate the schedule according to which the Employee's Compensatory Share Award is earned and


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becomes non-forfeitable by the Employee, if the Company concludes that it is in the best interests of the Company to do so.

                  (b) Accrual of Dividends. Whenever Compensatory Shares are distributed to the Employee under Section 3(c) below, the Employee shall also be entitled to receive, with respect to each Compensatory Share distributed, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock after the date the relevant Compensatory Share Award was initially granted.

                  (c)      Distribution of Compensatory Shares.

                           (1)      Timing of Distributions.  Except as provided
in Section 3(c)(2) below, the Company shall distribute Compensatory Shares and accumulated cash from dividends and interest, if any, to the Employee or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                           (2)      Form of Distribution.  At any time on or
after the date on which the Employee receives a Compensatory Share Award, the Employee may file a written request with the Company to have such Compensatory Share Award distributed as soon as practicable in the form of a transfer to the Employee of Common Stock subject to the forfeiture provisions applicable under the Employee's Compensatory Share Award. In such event, the Company may, in its sole and absolute discretion, transfer to the Employee Common Stock certificate(s) in the name of the Employee, whereupon the Employee shall become a stockholder of the Company with respect to such Common Stock and shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. Said Common Stock shall be subject to the forfeiture provisions applicable under the Employee's Compensatory Share Award, and the certificate(s) for such Common Stock shall bear the following legend reflecting that the shares represented thereby are subject to restrictions against transfer and to forfeiture in accordance with the Agreement and the Employee's Compensatory Share Award:

                  "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Employee's Employment Agreement between Benefit Financial Services, Inc. and J. Malcolm Massey and a Compensatory Share Award made thereunder by Benefit Financial Services, Inc. Copies of such Agreement and Compensatory Share Award are on file in the offices of the Secretary of South First Bancshares, Inc., 126 North Norton Avenue, Sylacauga, Alabama 35150."

         As the Employee earns the Common Stock subject to the Compensatory Share Award, the Employee (or, in the event of the Employee's death, the legal representative of his estate, or if the personal representative of the Employee's estate shall have assigned the estate's interest in the Common Stock, the person or persons to whom his rights under such Common Stock shall have passed by assignment pursuant to his will or to the laws of descent and


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distribution) may surrender the Common Stock certificates bearing the foregoing legend, whereupon the Company shall cause such certificate(s) to be reissued without the legend. If the Employee who has received Common Stock hereunder forfeits any or all of such Common Stock, the Employee shall, within thirty (30) days after terminating employment, pay the Company an amount equal to the dividends attributable to the forfeited Common Stock. To the extent not inconsistent herewith, Common Stock distributed hereunder will be subject to the terms and conditions applicable to the Compensatory Share Award underlying the Common Stock.

         Further, the Company shall distribute all Compensatory Shares, together with any shares representing stock dividends only, in the form of Common Stock. One share of Common Stock shall be given for each Compensatory Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

                           (3)      Acquisition for Investment. Employee
understands and acknowledges that the shares of Common Stock which he may acquire pursuant to the terms of this Agreement are being acquired by him solely for his own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Securities Act").

                           (4)      Unregistered Securities.  Employee further
understands and acknowledges that the shares of Common Stock which he may acquire under this Agreement have not been registered under the Securities Act or the securities laws of any state, and will not at the time of issuance and delivery of such shares as contemplated by the terms of this Agreement have been so registered, in reliance upon certain exemptions from the registration and prospectus delivery requirements of the Securities Act and such laws. Employee understands that the Shares so acquired by him must be held indefinitely, and that he must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and any applicable state securities laws, or is exempt from such registration to the satisfaction of counsel for the Corporation. Employee further acknowledges that the availability of the exemptions described in the first sentence of this Section depend upon, among other things, the bona fide nature of his investment intent expressed herein, upon which the Company hereby expressly relies.

                  (d) Voting of Compensatory Shares. All shares of Common Stock held by the Company (whether or not subject to a Compensatory Share Award) shall be voted by the Company as directed by the Board.

         4. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of the Holding Company in discretionary bonuses that the Board may award from time to time to the Holding Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

         5. Participation in Retirement, Medical and Other Plans. The Employee shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the


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reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

         6. Employee Benefits; Expenses. The Employee shall retain the use of the automobile provided by Pension Benefit and, in addition, shall participate in any fringe benefits which are or may become available to the Company's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

         7. Term. The Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 10). Additionally, on each annual anniversary date from the Effective Date, this Agreement and the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

         8. Loyalty; Full Time and Attention.

                  (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

                  (b) Nothing contained in this Paragraph 8 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

         9. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.



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         10.      Vacation and Sick Leave. The Employee shall be entitled,
without loss of pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time; provided that:

                  (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

                  (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

                  (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment obligations with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion approve. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

                  (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

         11.      Termination and Termination Pay. Subject to the provisions of
Section 11 hereof, the Employee's employment hereunder may be terminated under the following circumstances:

                  (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

                  (b) Disability. The Company may terminate the Employee's employment after having established, through a determination by the Board, the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this Section 11(b).



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                  (c) For Cause. The Board may, by written notice to the
Employee, immediately terminate his employment at any time, for Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless (i) Employee shall have been given written notice regarding such alleged Cause and a reasonable period of time to cure or correct such action or omision which is alleged to constitute such Cause and (ii) there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Employee if a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail.

                  (d) Without Cause. Subject to the provisions of Section 11 hereof, the Board may, by written notice to the Employee, immediately terminate his employment at any time for any reason; provided that if such termination is for any reason other than pursuant to Sections 11 (a) (b) or (c) above, the Employee shall be entitled to receive the following compensation and benefits:
(i) the salary provided pursuant to Section 2 hereof, up to the date of expiration of the term (including any renewal term then in effect) of this Agreement (the "Termination Date"), plus said salary for an additional 12-month period, and (ii) the cost to the Employee of obtaining all health, life, disability and other benefits (excluding any bonus, stock option or other compensation benefits) which the Employee would have been eligible to participate in through the Termination Date based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum within ten (10) days of such termination; provided however, that the amount to be paid by the Association to the Employee hereunder shall not exceed three (3) times the Employee's "average annual compensation". The Employee's "annual average compensation" shall be the average of the total annual "compensation" acquired by the Employee during each of the five (5) fiscal years (or the number of full fiscal years of employment, if the Employee's employment is less than five (5) years at the termination thereof) immediately preceding the date of termination. The term "compensation" shall mean any payment of money or provision of any other thing of value in consideration of employment, including, without limitation, base compensation, bonuses, pension and profit sharing plans, directors fees or committees fees, fringe benefits and deferred compensation accruals.

                  (e) Voluntary Termination by Employee. Subject to the provisions of Section 10 hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days' prior written notice to the Board of


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Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits accrued up to the date of his termination.

         12.      Non-Competition.

                  (a) If the Employee's employment by the Company terminates during the initial three (3) year period of employment, Employee agrees that for two (2) years following such termination he will not, (i) directly or indirectly, engage (whether as an employee, director, officer, shareholder, owner, partner or otherwise) in activities related to the planning, designing, implementation, or administration of employment benefit plans within Montgomery County, Alabama, or any county contiguous to Montgomery County, Alabama; provided, that the Employee's ownership of less than five percent (5%) of the issued and outstanding stock of a corporation or five percent (5%) interest in any other entity shall not by itself be deemed to constitute such competition, or (ii) without the prior written consent of the Company: (I) furnish anyone with the name of, or any list or lists which identify, any customers or stockholders of the Company or utilize such list or information himself; (II) furnish, use or divulge to anyone any confidential information of the Company acquired by him from the Company and relating to the Company's business activities; (III) contact directly or indirectly any customer of the Company for the purpose of soliciting such person's business for another bank or similar financial institution; (iv) pursue an actual or potential business opportunity of interest to and which could be pursued by the Company which came to the attention of the Employee in connection with his employment with the Company and which Employee had not previously offered in writing to the Company with sufficient advance notice to allow the Company to examine and pursue or reject such opportunity. Excepted from the requirements of subparagraphs (I) and (II) in this paragraph is any information which is or becomes publicly available information through no fault or act of the Employee.

                  (b) It is understood and agreed by the parties hereto that the provisions of subparagraph (a) above are independent of each other, and to the extent any provision or portion thereof shall be determined by a court of competent jurisdiction to be enforceable, such determination shall not affect the validity or unenforceability of any other provision of subparagraph (a) or the remainder of this Agreement.

         13. Non-Solicitation of Employees. Employee agrees that he will, for so long as he is engaged hereunder, and for a period of three (3) years after termination of his employment, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company.

         14. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.


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         15.      Successors and Assigns.

                  (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

                  (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

         16. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         17. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         19. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto. Further, should any provision of this Agreement give rise to a discrepancy or conflict with respect to any applicable law or regulation, then the applicable law or regulation shall control the relevant construction and operation of this Agreement.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.




ATTEST:                              BENEFIT FINANCIAL SERVICES


/s/ Joe K. McArthur                  BY: /s/ Donald C. Stroup
----------------------                  --------------------------
Secretary                                   President and Chief
                                            Executive Officer




                                     SOUTHFIRST BANCSHARES, INC.


                                     BY: /s/ Donald C. Stroup
                                        --------------------------
                                            President and Chief
                                            Executive Officer



                                     /s/ J. Malcomb Massey
                                     -----------------------------
                                     J. Malcolm Massey ("Employee")


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